Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
October 4, 2022	Landmark Bancorp, Inc. Landmark National Bank
Michael E. Scheopner, President and CEO
(785) 565-2000

Landmark Bancorp, Inc. Completes Acquisition of Freedom Bancshares, Inc.

(Manhattan, KS, October 4, 2022) Landmark Bancorp, Inc. (Nasdaq: LARK) (“Landmark”), the holding company of Landmark National Bank, announced today that it has completed its acquisition of Freedom Bancshares, Inc. (“Freedom”), the holding company of Freedom Bank, which has total loans and deposits of approximately $117 million and $150 million, respectively. As a result of the merger, which was completed prior to the opening of business on October 1, 2022, Landmark now has total assets of approximately $1.5 billion and total deposits of approximately $1.3 billion with 31 branches in 24 communities across Kansas, including Freedom’s former headquarters location in Overland Park, Kansas.

“We are extremely gratified by the strong support and collaboration of our shareholders, customers, management and associates throughout this process,” commented Michael E. Scheopner, Landmark’s President and CEO. “Now that the merger is completed, we look forward to incorporating Freedom Bank’s successful operations and personnel into Landmark National Bank’s existing footprint across Kansas. We will continue to provide all of our customers, including those joining us through this acquisition, with a customer-friendly partner focused on providing a wide range of valuable Landmark products and services.”

The combined company is operating under the name “Landmark Bancorp, Inc.” and will continue to list its common stock on the Nasdaq Global Select Market and trade under the symbol LARK. Principal offices of Landmark will remain at 701 Poyntz Avenue, Manhattan, Kansas 66502.

Cummings & Company, LLC acted as financial advisor and Barack Ferrazzano Kirshbaum & Nagelberg LLP served as legal counsel to Landmark. Olsen Palmer LLC acted as financial advisor and Fenimore Kay Harrison LLP served as legal counsel to Freedom.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the Nasdaq Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has approximately $1.5 billion in assets and operates out of 31 locations in 24 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, La Crosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park (2), Paola, Pittsburg, Prairie Village, Topeka (2), Wamego, and Wellsville, Kansas. Visit www.banklandmark.com for more information.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and Landmark undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and operations, as well as changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (ii) the strength of the local, national and international economies; (iii) changes in state and federal laws, regulations and governmental policies concerning banking, securities, consumer protection, insurance, monetary, trade and tax matters; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) timely development and acceptance of new products and services; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) our risk management framework; (ix) interruptions in information technology and telecommunications systems and third-party services; (x) changes and uncertainty in benchmark interest rates, including the elimination of LIBOR and the development of a substitute; (xi) the effects of severe weather, natural disasters, widespread disease or pandemics, or other external events; (xii) the loss of key executives or employees; (xiii) changes in consumer spending; (xiv) integration of acquired businesses; (xv) unexpected outcomes of existing or new litigation; (xvi) changes in accounting policies and practices, such as the implementation of the current expected credit losses accounting standard; (xvii) the economic impact of armed conflict or terrorist acts involving the United States; (xviii) the ability to manage credit risk, forecast loan losses and maintain an adequate allowance for loan losses; (xix) declines in the value of our investment portfolio; (xx) the ability to raise additional capital; (xxi) cyber-attacks; (xxii) declines in real estate values; (xxiii) the effects of fraud on the part of our employees, customers, vendors or counterparties; and (xxiv) any other risks described in the “Risk Factors” sections of reports filed by Landmark with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning Landmark and its business, including additional risk factors that could materially affect Landmark’s financial results, is included in our filings with the Securities and Exchange Commission.